EXHIBIT 99.1

ChinaNet Online Holdings Reports Third Quarter 2015 Financial Results

Management to Host Earnings Conference Call on Wednesday, November 18, 2015 at 8:30 am ET

BEIJING, Nov. 16, 2015 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (NASDAQ:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline (O2O) sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results for the third fiscal quarter of 2015.

Summary Financials

Third Quarter 2015 Results (USD) (Unaudited)
	Q3 2015	Q3 2014	CHANGE
Sales	$8.5 million	$12.1 million	-29.2%
Gross Profit	$1.5 million	$2.1 million	-28.7%
Gross Margin	17.3%	17.2%	+0.7%
Net Loss Attributable to ChinaNet	($2.1) million	($0.9) million	--
EPS (Diluted)	($0.08)	($0.04)	--
Non-GAAP Adjusted Net Loss Attributable to ChinaNet (1)	($1.5) million	--	--
Non-GAAP Adjusted EPS (Diluted) (1)	($0.06)	--	--

(1) Non-GAAP Adjusted Net Loss Attributable to ChinaNet and EPS excluded a share-based compensation expense related to restricted shares of the Company's common stock and common stock purchase options awarded to employees, management and directors of $0.6 million.

Third Quarter 2015 Financial Results

Revenues for the three months ended September 30, 2015 were $8.5 million compared to $12.1 million for the three months ended September 30, 2014, representing a 29.2% decrease. During the third quarter, revenues from improving internet advertisement, which increased 19%, help to partially offset declines in search engine marketing services, TV advertising and brand management and sales channel building services from the period a year ago. During 2015, ChinaNet continued to focus integrating and upgrading its internet advertising and marketing services to SME clients. As a result, starting from the second fiscal quarter of 2015, the performance of the internet advertising segment has improved. The number of larger customers served continues to increase, and client's average consumption amount for internet advertising services also increased compared to the same period last year. ChinaNet continues to invest in developing new service modules for clients, and believes that the launch of new services in the future will help to increase market penetration and recurring revenues.

Third Quarter 2015 Revenue Breakdown by Business Unit (USD in thousands)

	Q3 2015%		Q3 2014%		% Change
Internet Advertisement and Related Services	$8,456	99%	$9,969	82.6%	-15.2%
TV Advertisement	$19	0.2%	$1,812	15.0%	-99.0%
Bank Kiosks	$22	0.3%	$69	0.6%	-68.1%
Brand Mgmt. & Sales Channel Building	$45	0.5%	$217	1.8%	-79.3%

Gross profit for the three months ended September 30, 2015 was $1.5 million compared to $2.1 million for the same period in 2014. Gross margin was 17.3%, up slightly from 17.2% in the third quarter of 2014.

Operating expenses increased to $4.1 million compared to $3.5 million for the third fiscal quarter of 2014 excluding a $0.3 million gain related to disposal of a former consolidated VIE during the period.

The Company incurred an operating loss of $2.7 million for the three months ended September 30, 2015 compared to an operating loss of $1.2 million in the same period a year ago.

Net loss attributable to ChinaNet for the three months ended September 30, 2015 was $2.1 million and loss per share was $0.08, compared to a net loss of $0.9 million and loss per share of $0.04 in the third quarter of 2014. Excluding the share-based compensation expense as discussed above, the Non-GAAP adjusted net loss attributable to ChinaNet common stockholders and net loss per share were $1.5 million and $0.06, respectively.

First Nine Months 2015 Financial Results

Revenues for the nine months ended September 30, 2015 were $24.0 million, a decrease of 13.0% from $27.6 million for the same period a year ago. Increased revenues from internet advertisement and search engine marketing services offset declines in sales from TV advertising and brand management and sales channel building.

Gross profit and gross profit margin was $4.7 million and 19.4%, respectively, for the first nine months of 2015. Operating expenses increased to $10.8 million compared to $8.5 million for the first nine months of 2014 excluding a $0.3 million gain related to disposal of a former consolidated VIE during the period. The Company reported an operating loss of $6.1 million in the first nine months of 2015.

Net loss attributable to ChinaNet common stockholders and net loss per share was $5.1 million and $0.19 for the nine months ended September 30, 2015. The weighted average diluted shares outstanding were 26.7 million shares. Excluding the share-based compensation expense as discussed above of $1.4 million, the Non-GAAP adjusted net loss attributable to ChinaNet common stockholders and net loss per share were $3.7 million and $0.14, respectively.

Balance Sheet and Cash Flow

The Company had $1.9 million in cash and cash equivalents as of September 30, 2015, compared to $5.0 million as of December 31, 2014, working capital of $13.9 million, compared to $17.3 million as of December 31, 2014, and a current ratio of 2.6 to 1, compared to 2.7 to 1 as of December 31, 2014. Total stockholders' equity of ChinaNet was $31.6 million at September 30, 2015 compared to $36.2 million at December 31, 2014.

The Company had a $1.3 million of cash inflows from operations in the nine months ended September 30, 2015 compared to a $1.0 million of cash outflows in the first nine months of 2014.

Business Updates

ChinaNet exhibited three business services including "Business direct 3.0," "The Good business of China," and www.liansuo.com at the 93rd China Food & Drink Autumn Fair, one of the most reputable and influential food & drink industry fairs, held in Nanjing city, China from October 29th to 31st, 2015. The China Food & Drink Autumn Fair attracted more than 3,000 food, drink, and catering providers and suppliers from over 30 countries around the world and 100,000 professional visitors. The average gross merchandise volume (GMV) at past fairs has been approximately 20 billion RMB, making this fair one of the most influential in the Chinese food & drink industry.

In September, ChinaNet signed a strategic partnership agreement with Korean based Genesis BBQ Global Co., Ltd. to help expand its "BBQ Chicken" restaurant chain in China. BBQ Chicken, founded in 1995, is a well-known franchise restaurant chain in Korea for fried chicken, and "Best of the Best Quality (BBQ)". Today, the company has locations in 59 countries with more than 7,000 outlets in the regions of Asia Pacific, the Middle East, Africa, North America, South America and Europe. BBQ Chicken plans to open over 500 of its restaurants in China in 2015. Genesis BBQ Chicken and ChinaNet signed a partnership agreement to expand the Chinese market, create a one-stop purchasing service platform and plan an active online to offline marketing program that includes traditional and online digital advertising, trade shows and referrals. In the next six years, ChinaNet plans to help Genesis BBQ Chicken open 10,000 franchisees in a mix of restaurants and stall shops in 3rd to 5th tier cities across China. Upon the success of opening 10,000 franchisees, franchise fees and revenues will be shared.

ChinaNet received several prestigious awards during the quarter, including four awards in the Chinese Entrepreneurial SME Business Development Marketing category at the 2015 Chinese e-Commerce Industry Gateway Conference held in Beijing on September 8th, 2015. The conference, organized by the China Electronic Commerce Association (CECA) achieved record attendance. Hundreds of well-known leading Chinese Internet companies and media attended the conference including Baidu, Sohu, LEJU, Meituan (meituan.com), 58.com, Jingdong (jd.com), Tencent, eLong, Ganji (ganji.com) and Xiaomi (xiaomi.com) and others. ChinaNet won awards in the category of Chinese Entrepreneurial SME Business Development Marketing for "Best Company", "Most Powerful Portal", "Most Expandable Portal", and "Best Potential for Future Development". The four awards were based in part on ChinaNet's ability to provide exceptional service and a wide range of online-to-offline (O2O) sales channel expansion technology solutions for SMEs.

The Company also received an award at the 'Top-ranked Service Provider for SMEs' conference organized by the China Center for Promotion of SME Development of Ministry, Industry and Information Technology of the People's Republic of China in Suzhou, China. ChinaNet and 55 other leading companies including Postal Savings Bank of China, SAP, China Telecom and Ping'an Bank, were ranked 'Top-rank Service Provider' for SMEs for their dedication and efforts in promoting SMEs with sales expansion and data analysis to help gain competitive advantages.

Conference Call

Management will host a conference call with investors at 8:30 am ET on Wednesday, November 18, 2015.

Date:	Wednesday, November 18, 2015
Time:	8:30 a.m. Eastern Time
Conference Line (U.S.):	1-877-419-6591
International Dial-In:	1-719-325-4749
Conference ID:	6530485
Webcast:	http://public.viavid.com/index.php?id=117339

A power point presentation will be available for downloading on the date of the conference call on ChinaNet's corporate website www.chinanet-online.com under Investor Relations-News/Events-Events and Presentations.

Please dial in at least 10 minutes before the call to ensure timely participation.

A replay of the call will be available from 11:30 am ET on November 18, 2015 to 11:59 pm ET on December 18, 2015. To access the replay, please dial 1-877-870-5176 from the U.S. and 1-858-384-5517 from outside the U.S. The PIN is 6530485.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading digital B2B (business to business) Internet technology company focusing on providing O2O sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	September 30, 2015	December 31, 2014
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,941	$5,037
Term deposit	3,333	3,465
Accounts receivable, net	4,084	2,407
Other receivables, net	6,819	8,392
Prepayment and deposit to suppliers	5,747	8,092
Due from related parties	80	51
Other current assets	89	61
Deferred tax assets-current	306	176
Total current assets	22,399	27,681

Long-term investments	1,052	909
Property and equipment, net	957	943
Intangible assets, net	7,855	9,238
Deposit and prepayment for purchasing of software technology	1,046	850
Goodwill	6,514	6,772
Deferred tax assets-non current	1,452	1,037
Total Assets	$41,275	$47,430

Liabilities and Equity
Current liabilities:
Short-term bank loan *	$ --	$817
Accounts payable *	701	782
Advances from customers *	2,200	832
Accrued payroll and other accruals *	650	585
Due to noncontrolling interest of VIE *	227	638
Payable for purchasing of software technology *	--	2,826
Guarantee payment and prepayment from new investors	963	--
Taxes payable *	3,181	3,332
Other payables *	563	602
Total current liabilities	8,485	10,414

Long-term liabilities:
Deferred tax liability-non current *	816	964
Long-term borrowing from director	138	143
Total Liabilities	9,439	11,521

Commitments and contingencies	407	--

Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 29,580,130 shares and 29,030,130 shares at September 30, 2015 and December 31, 2014, respectively)	30	29

Additional paid-in capital	26,339	24,703
Statutory reserves	2,607	2,607
Retained earnings	144	5,222
Accumulated other comprehensive income	2,492	3,625
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	31,612	36,186

Noncontrolling interests	(183)	(277)
Total equity	31,429	35,909

Total Liabilities and Equity	$41,275	$47,430

CHINANET ONLINE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except for number of shares and per share data)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(US $)	(US $)	(US $)	(US $)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$23,325	$27,371	$8,323	$12,010
From related parties	687	240	219	57
Total sales	24,012	27,611	8,542	12,067
Cost of sales	19,357	22,483	7,066	9,996
Gross profit	4,655	5,128	1,476	2,071

Operating expenses
Sales and marketing expenses	3,459	4,092	1,209	1,997
General and administrative expenses	5,637	3,023	2,330	1,014
Research and development expenses	1,658	1,417	595	525
Gain on disposal of VIE	--	(266)	--	(266)
Total operating expenses	10,754	8,266	4,134	3,270

Loss from operations	(6,099)	(3,138)	(2,658)	(1,199)

Other income (expenses)
Interest income	91	91	28	31
Interest expense	(46)	(38)	(12)	(6)
Other income/(expenses)	26	(12)	(5)	(9)
Total other income	71	41	11	16

Loss before income tax expense, equity method investments and noncontrolling interests	(6,028)	(3,097)	(2,647)	(1,183)
Income tax benefit	720	39	396	159

Loss before equity method investments and noncontrolling interests	(5,308)	(3,058)	(2,251)	(1,024)

Share of (losses)/income in equity investment affiliates	(2)	49	(4)	107
Net loss	(5,310)	(3,009)	(2,255)	(917)
Net loss attributable to noncontrolling interests	232	103	174	10

Net loss attributable to ChinaNet Online Holdings, Inc.	$(5,078)	$(2,906)	$(2,081)	$(907)

Net loss	(5,310)	(3,009)	(2,255)	(917)
Foreign currency translation (loss)/gain	(1,127)	(271)	(1,150)	10
Comprehensive Loss	$(6,437)	$(3,280)	$(3,405)	$(907)

Comprehensive loss attributable to noncontrolling interests	226	102	168	10

Comprehensive loss attributable to ChinaNet Online Holdings, Inc.	$(6,211)	$(3,178)	$(3,237)	$(897)
Loss per share
Loss per common share
Basic and diluted	$(0.19)	$(0.13)	$(0.08)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	26,687,639	22,385,478	26,913,463	22,403,062

CHINANET ONLINE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(5,310)	$(3,009)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation and amortization	1,321	1,079
Share-based compensation expenses	1,637	25
Provision for/(reverse of) allowances for doubtful accounts	106	(120)
Disposal of other long-term assets	63	--
Share of losses/(income) in equity investment affiliates	2	(49)
Gain on disposal of VIE	--	(266)
Deferred taxes	(723)	(419)
Changes in operating assets and liabilities
Accounts receivable	(1,766)	4,095
Other receivables	1,908	1,842
Prepayment and deposit to suppliers	2,099	(5,246)
Due from related parties	(33)	395
Other current assets	(32)	(57)
Accounts payable	(53)	45
Advances from customers	1,439	458
Accrued payroll and other accruals	81	(192)
Other payables	140	347
Taxes payable	(25)	114
Commitment and contingencies	419	--
Net cash provided by/(used in) operating activities	1,273	(958)

Cash flows from investing activities
Purchases of vehicles and office equipment	(310)	(242)
Payment for purchasing of software technologies	(3,878)	(845)
Repayment of short-term loan from unrelated entities	--	670
Cash effect on deconsolidation of VIE	--	(358)
Long-term investment in cost/equity method investees	(185)	--
Net cash used in investing activities	(4,373)	(775)

Cash flows from financing activities
Repayment of short-term bank loan	(810)	(813)
Proceeds from short-term bank loan	--	813
Short-term loan from noncontrolling interest of VIE	--	716
Repayment of short-term loan to noncontrolling interest of VIE	(81)	(16)
Repayment to former VIE	--	(488)
Guarantee payment and prepayment from new investors	993	--
Net cash provided by financing activities	102	212

Effect of exchange rate fluctuation on cash and cash equivalents	(98)	(23)

Net decrease in cash and cash equivalents	(3,096)	(1,544)

Cash and cash equivalents at beginning of the period	5,037	3,442
Cash and cash equivalents at end of the period	$1,941	$1,898
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us